Exhibit (h)(vii)(B)

APPENDIX A

Operating Expense Limitation Agreement

Direxion Funds

Rafferty Asset Management, LLC (“RAM”) has contractually agreed to cap all or a portion of its management fee and/or reimburse each Fund listed below for Other Expenses through September 1, 2019, to the extent that a Fund’s Total Annual Fund Operating Expenses exceeds a Fund’s daily net assets as listed below.

Investor Class Shares
Fund	Expense Cap
Direxion Monthly S&P 500® Bull 2X Fund	1.35%
Direxion Monthly S&P 500® Bear 2X Fund	1.35%
Direxion Monthly NASDAQ-100® Bull 2X Fund	1.35%
Direxion Monthly Small Cap Bull 2X Fund	1.35%
Direxion Monthly Small Cap Bear 2X Fund	1.35%
Direxion Monthly Emerging Markets Bull 2X Fund	1.35%
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	1.35%
Direxion Monthly 7-10 Year Treasury Bear 2X Fund	1.35%
Direxion Monthly China Bull 2X Fund	1.35%
Direxion Monthly Energy Bull 2X Fund	1.35%
Direxion Monthly Energy Bear 2X Fund	1.35%
Direxion Monthly NASDAQ Biotechnology Bull 2X Fund	1.35%
Direxion Monthly Gold Bull 2X Fund	1.35%
Direxion Monthly Gold Bear 2X Fund	1.35%
Direxion Monthly Silver Bull 2X Fund	1.35%
Direxion Monthly Silver Bear 2X Fund	1.35%
Direxion Monthly MSCI Europe Bull 2X Fund	1.35%
Direxion Monthly MSCI EAFE Bull 2X Fund	1.35%

Direxion Monthly 25+ Year Treasury Bull 1.35X Fund	1.10%
Direxion Monthly 25+ Year Treasury Bear 1.35X Fund	1.10%

Direxion Monthly MSCI Europe Bear 1.25X Fund	1.15%
Direxion Monthly NASDAQ Biotechnology Bear 1.25X Fund	1.15%
Direxion Monthly NASDAQ-100® Bull 1.25X Fund	1.15%
Direxion Monthly NASDAQ-100® Bear 1.25X Fund	1.15%
Direxion Monthly MSCI EAFE Bear 1.25X Fund	1.15%

Direxion Monthly High Yield Bull 1.2X Fund	1.35%

Direxion Indexed CVT Strategy Fund	1.35%

Class A Shares
Fund	Expense Cap
None

Institutional Class Shares
Fund	Expense Cap
Direxion Indexed Commodity Strategy Fund	1.01%
Direxion Monthly High Yield 1.2X Fund	1.10%

Class C Shares
Fund	Expense Cap
None

In addition, RAM has contractually agreed to cap all or a portion of its management fee and/or reimburse Fund for Other Expenses for as long as RAM serves as the investment adviser for each Fund listed below, to the extent that a Fund’s Total Annual Fund Operating Expenses exceeds a Fund’s daily net assets as listed below.

Investor Shares
Fund	Expense Cap
Hilton Tactical Income Fund	1.23%

Institutional Class Shares
Fund	Expense Cap
Hilton Tactical Income Fund	0.98%

Dated: February 8, 2018